Nation's largest and fastest growing direct manufacturer, marketer and distributor of Sporting Goods to Institutions in the USA $6B Market: 250,000 School and Institutional Targets Sell via Catalog, Telesales, and now Road Sales Professionals Equipment and Team Uniforms Focus on "Revenue Producing Varsity Sports" (baseball, football, basketball, etc.) Focus on Traditional Accounts (HS / College) via Sales Force and Non Traditional Accounts (Parks, YMCA, Church) via Catalog Factory-Direct; Remove middle man - pass savings to customer 1 Who Is Collegiate Pacific?

Michael Blumenfeld Founder/CEO of two $100M direct selling sports enterprises First to distribute sports equipment direct to schools in 1972 Management Staff 600+ cumulative years in the industry Expertise in marketing; manufacturing; international sourcing; distribution Never A Down Year in Revenue Production in 31-Year History 2 Who Manages Collegiate Pacific?

BOO Management Founded Direct Selling of Sports Equipment in 1972 1980 - 1986: Built Two $100M Entities in the Space 1998 - Founded Collegiate Pacific, Inc. (AMEX-BOO in 2000) Employee Base Comprised of Top 55 Mgrs/Executive - Former Entities 3rd Vehicle - "Best Practice" Model All Employee Stock/Option Holders 3 Historical BOO - Pre-FY2004

Industry Manufacturer E Distributor E Sales Force E Dealer E Collegiate Pacific Customer Customer Differences: 30-60% Price Savings Delivery in 7 days vs. 4 weeks 1.5M Catalogs 17 Man Telesales Fax/Email 80-120 Sales Pros 4 The CP Way

Last 12 Months: "DID WHAT WE SAID" Organic Growth 20-25% Raised $26M in New Equity Acquisition of Tomark (1/1/04) Acquisition of Kessler (4/1/04) Acquisition of Dixie (7/27/04) Emerge from Transactions Debt-Free; Untapped Line National Training Seminar (8/1/04) PLATFORM IN PLACE 5

$26M to $90M+ Run Rate in 12 Months Addition of Highly Seasoned Management 30K to 70K Customers in 12 Months 3 to 125 Road Sales Professionals in 12 Months 3,500 to 5,500+ Products in 12 Months Generic Equipment to $50M+ in Branded Uniforms Platform Set 6

FY04 (A) vs. FY05 (P)

	FY04	FY05	Increase
Net Sales	$39.6M	$90M+	127%
Operating Profits	$3.2M	$8M+	150%
Net Income	$1.9M	$5M±	163%
EPS	$.25	$.50±	100%
Shares	7.6M	10.2M	34%

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Collegiate Pacific National Catalog TeleSales Overlay Tomark Sports National Catalog Installation Component Focus: Own California Kessler/Dixie/ Super Dealers Sales Force Equipment, Uniforms, Brands Telesales Support BOO Manufacturing & Import Expertise 8 FY05 Structure

Leverage the Platform Accelerate Sales Seek Accretive Partners Extract Operating Leverage New 3 Year Plan 9

Drive 2500+ CP Sku's Through 125 Newly Acquired Sales Professionals (Kessler; Dixie; Tomark) Leverage the Platform 10

Bigger Tool Kit Result Incremental Sales Higher Margins at Kessler & Dixie Over-Absorb CP Factories 11

= 20-50% Savings BASES Domestic International $75 Cost $40 Cost Hundreds of Targeted Equipment Sku's Domestic International $9 Cost $6 Cost FOOTBALL PRACTICE JERSEY Hundreds of Targeted Uniform Sku's Higher Margins Y Virgin Territory Y Competitive Advantage Leverage CP's Sourcing Expertise 12

Result Stronger Programs with Top Tier Brands Access to Branded Goods in CP Catalog Volume Price Breaks - Margin Improvement Potential Sales Enhancer Y Margin Enhancer Leverage Domestic Relationships 13

Leverage the Platform

Category	CP	Kessler/Dixie	Synergy
Top Sport	Baseball	Football	1500+ Proprietary Baseball Sku's Sales Growth for Kessler/Dixie Outside Football
Product Type	Equipment	Uniforms	One Stop Shop for Customers. Same Buyer for Equipment & Uniforms. Uniforms into Catalogs; Equipment to Sales Force
Selling Tool	Catalog	Road Man	Dixie & Kessler Catalogs
Seasonality	Q3, Q4	Q1, Q2	Balances Inventory/ Sales Flow
Customer Type	Non-Traditional	Traditional	No Overlap Between Selling Channels
Brands	Generic	Top Brands	Proprietary Sku's Improve Kessler/Dixie Margins; Branded Sku's Expand CP Sales
Proprietary Sku's	80%	0%	Kessler/Dixie Benefit from CP Core Expertise of Sourcing, Manufacturing

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600 years Management Experience 2000+ Factory Direct Sku's 24 Hour Quick Ship Guarantee Vertically Integrated Supplier Lowest Costs Proprietary Mailing Lists 30 Years Sourcing Expertise Product Designers/Manufacturing Equipment & Uniforms Under One Roof Proprietary 1.5 MM Catalogs 125 Road Men 18 Man Telesales Selling Tools Tough to Compete Lock Down Barriers to Entry 15

Leverage the Platform, Then Expand the Scope Sales Force Expansion e 15-50 States Faster CP Product - Class Growth - Exceed 25% Faster Kessler/Dixie Growth via: CP Product Infusion More Competitive Costs New Sports Focus (Lacrosse, Baseball) Faster Tomark Growth via Enhanced Catalogs & New Construction Strong CP Divisional Growth via Telesales & Product Infusion Organic Sales Acceleration 16

Joint-Ventures/Co-op Marketing Agreements Exclusive Relationships New Product Categories Valued Brands Key New Lines for Sales Force & Catalogs Manufacturing Acquisitions Add Proprietary Sku's to Sales Force/Catalogs Fill the Pipeline "Bottom-up" Highly Selective Distribution Acquisitions Key Regional Sales Hubs - Key Sales Forces Highly Selective Seek Accretive Partners 17

Prove the Platform Works Expand Platform Scope & Accelerate Sales Add Accretive Co-op Partners Maintain Low SGA as % of Sales; Increase Gross Margins via Sourcing; Domestic Purchasing Leverage and CP Product Leverage Cost Cuts and Reduce SGA; Expand Catalogs & Sales Organic Sales Growth; New Uniform Sku's and Strengthened Margins via Factory Absorption Controlled Costs; Higher Margins; Organic Sales Growth Extract Operating Leverage 18

Fiscal Year '05 (P) '07 (GOAL) Net Sales $90M+ $125M+ Operating Profits $8M+ $16.4M+ Net Income $5M+ $10M+ EPS $.50+ $1.00+ Shares 10.2+ 10.2+ Cash On-Hand $5M $20M Organic Growth No Acquisitions Assumes 200 Basis Point Gross Margin Improvement from FY05 - FY07 Assumes SGA Growth Rate 50% of Sales Growth Rate Goal: $1 Per Share - Organically - By 2007 19